Exhibit 10.3

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

RARE EARTHS AMERICAS LTD.

RESTRICTED STOCK UNITS AGREEMENT

Rare Earths Americas Ltd. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and is in all respects subject to the terms and conditions of the Rare Earths Americas Ltd. 2025 Equity Incentive Plan (the “Plan”).

1 Definitions.

Capitalized terms have the meanings assigned by the Grant Notice or the Plan, unless otherwise defined herein or as follows:

1.1 “Change in Control” means a “Change in Control as defined by the Plan, provided that such Change in Control (a) is also a “change in control event” as described in Treasury Regulation Section 1.409A-3(i)(5)(i) and (b) is not an Initial Public Offering described in Section 1.2(b) below.

1.2 “Initial Public Offering” means either (a) the closing of the initial underwritten public offering of securities of the class of equity securities then subject to the Award pursuant to an effective registration statement filed under the Securities Act or (b) the closing of an acquisition of the Company by a special purpose acquisition company whose shares are publicly traded on a national stock exchange.

1.3 “Liquidity Event Date” means the date of satisfaction of the Liquidity Event Condition (as defined in the Grant Notice).

2. Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award are determined by the Board or its authorized designee as set forth in Section 3 of the Plan.

3. The Award.

3.1 Grant of Units. On the Date of Grant, the Participant will acquire, subject to the provisions of this Agreement, a number of Units equal to the Total Number of Units. Each Unit represents a right to receive one (1) Share on a date determined in accordance with the Grant Notice and this Agreement.

3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance of Shares) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which will be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant will furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Units.

3.3 Termination of the Award. The Award will terminate upon the first to occur of (a) the date of termination of the Participant’s Service for Cause prior to the Vesting Date (as set forth in the Grant Notice), (b) the Expiration Date if the Liquidity Event Date has not yet occurred on or before the Expiration Date, (c) a Change in Control to the extent provided in Section 7, or (d) the final settlement of all Vested Units in accordance with Section 5.

4. Vesting of Units; Termination of Service.

4.1 Normal Vesting. Units acquired pursuant to this Agreement will become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service will include all service with any entity which is a member of the Participating Company Group at the time service is rendered, whether or not such entity is a member of the Participating Company Group both before and after such Ownership Change Event.

4.2 Effect of Termination of Service. The effect of the Participant’s termination of Service prior to the Vesting Date will be as follows:

(a) Termination of Service for Cause. If the Participant’s Service is terminated for Cause at any time prior to a Vesting Date, then all Units subject to the Award will be forfeited and automatically canceled immediately upon the Participant’s termination of Service, notwithstanding that the Participant may have satisfied the Service Condition with respect to all or a portion of the Units.

(b) Termination of Service for any Reason other than Cause before Liquidity Event Date. If the Participant’s Service terminates for any reason other than Cause prior to the Liquidity Event Date, then:

(i) all Units for which the Service Condition as set forth in the Grant Notice has not been satisfied as of the date of such termination of Service will be forfeited and automatically canceled immediately upon the Participant’s termination of Service; and

(ii) all Units for which the Service Condition as set forth in the Grant Notice has been satisfied as of the date of such termination of Service will not then be forfeited and automatically canceled, but instead will become Vested Units, if at all, upon the subsequent occurrence of the Liquidity Event Date prior to the Expiration Date.

(c) Effect of Termination of Service on or after Liquidity Event Date. If the Participant’s Service terminates for any reason on or after the Liquidity Event Date, then all Units that are not then Vested Units will be forfeited and automatically canceled immediately upon the Participant’s termination of Service.

5. Settlement of the Award.

5.1 Issuance of Shares. Subject to the provisions of Section 5.3, the Company will issue one (1) Share to the Participant on the Settlement Date for each Vested Unit to be settled on such date. Shares issued in settlement of Units will not be subject to any restriction on transfer other than any restriction required pursuant to Section 5.3, Section 6 or the Company’s Trading Compliance Policy.

5.2 Beneficial Ownership of Shares; Certificate Registration. The Participant authorizes the Company, in its sole discretion, to deposit Shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form. Furthermore, the Participant authorizes the Company, in its sole discretion, to deposit Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the Shares will be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares will be issued if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty as may be requested by the Company.

5.4 Fractional Shares. The Company will not be required to issue fractional shares upon the settlement of the Award.

5.5 [Shareholders Agreement. The Participant (and, if applicable, his or her heirs) will be required, at the time of acceptance of this Award and as a condition to the Award, to sign and deliver an adoption agreement or counterpart signature page to, and be bound by, each Shareholders Agreement then in effect and any other agreement that the Company requires a holder of Shares to sign (to the extent such agreements exist and such Participant is not already a party to such agreements), in form and substance satisfactory to the Company. The Participant (and, if applicable, his or her heirs) acknowledges that a Shareholders Agreement or any such other agreement may restrict transfers of Shares. The obligation set forth in this Section will remain in effect with respect to any Shareholders Agreement until such Shareholders Agreement is terminated. In addition, to the extent any such Shareholders Agreement is amended, modified or otherwise replaced by a similar agreement, the obligation set forth herein will also apply to the modified, amended and/or replacement agreement.]

6. Tax Withholding.

6.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof. The Company has no obligation to deliver Shares until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

6.2 Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Units.

6.3 Withholding in Shares. The Company has the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

7. Effect of Change in Control.

In the event of a Change in Control, the treatment of the Award will be governed by Section 10 of the Plan and any applicable provisions of the Grant Notice.

8. Right of First Refusal.

8.1 Grant of Right of First Refusal. Except as provided in Section 8.7 and Section 15, in the event the Participant, the Participant’s legal representative, or other holder of Shares acquired upon settlement of the Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any such Shares (the “Transfer Shares”) to any person or entity, including, without limitation, any shareholder of a Participating Company, the Company will have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section (the “Right of First Refusal”).

8.2 Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Participant must deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price will be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant must provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice must be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

8.3 Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company will give the Participant written notice of the Participant’s failure to comply with the procedure described in this Section 8, and the Participant will have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 8. The Participant will not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

8.4 Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company will have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice will not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant will consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company will have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company will be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Shares from the Participant will terminate no sooner than the completion of a period of eight (8) months following the date on which the Participant acquired the Transfer Shares.

8.5 Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 8.4, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 8.4. The Company will have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares will be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, will again be subject to the Right of First Refusal and will require compliance by the Participant with the procedure described in this Section.

8.6 Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, will be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee will receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 8 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Shares will be void unless the provisions of this Section are met.

8.7 Transfers Not Subject to Right of First Refusal. The Right of First Refusal will not apply to any transfer or exchange of the Shares if (a) such Shares are transferred during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family in a manner permitted under Rule 701 under the Securities Act or (b) such Shares are transferred or exchanged in connection with an Ownership Change Event. Shares held by a transferee pursuant to clause (a) of this Section and any consideration received pursuant to a transfer or exchange pursuant to clause (b) of this Section that consists of stock of a Participating Company will in each such case remain subject to the Right of First Refusal unless the provisions of Section 8.9 result in a termination of the Right of First Refusal.

8.8 Assignment of Right of First Refusal. The Company will have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

8.9 Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal will terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiror assumes the Company’s rights and obligations under this Agreement, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” will exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over‑the‑counter market and prices therefor are published daily on business days in a recognized financial journal.

9. Adjustments for Changes in Capital Structure.

The Award is subject to the adjustment as provided by Section 4.3 of the Plan.

10. Rights as a Shareholder.

10.1 In General. The Participant will have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

10.2 Waiver of Inspection Rights. The Participant acknowledges and understands that, but for the waiver made herein, the Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purposes, and to make copies and extracts from, the Company’s stock ledger, a list of its shareholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law and similar rights under other applicable law (any and all such rights, and any and all such other rights of the Participant as may be provided for in Section 220 of the Delaware General Corporation Law and similar rights under other applicable law, the “Inspection Rights”). In light of the foregoing, until the first sale of Shares to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercisable or pursued directly or indirectly pursuant to Section 220 of the Delaware General Corporation Law or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of the Participant in the Participant’s capacity as a shareholder and will not affect any rights of a director, in his or her capacity as such, under Section 220 of the Delaware General Corporation Law. The foregoing waiver will not apply to any contractual inspection rights of the Participant under any written agreement with the Company.

11. Rights as a Director, Employee or Consultant.

If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement confers upon the Participant any right to continue in the Service of a Participating Company or interferes in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

12. Legends.

The Company may at any time place legends referencing the Right of First Refusal and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant must, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but are not limited to, the following:

12.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

12.2 “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

13. Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in nonqualified deferred compensation within the meaning of Section 409A will comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences therein for non-compliance and the Award will be so construed. In connection with effecting such compliance with Section 409A, the following will apply:

13.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) may be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation that is payable on account of the Participant’s separation from service may be paid to the Participant before the date (the “Delayed Payment Date”) that is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

13.2 Other Changes in Time of Payment. Neither the Participant nor the Company may take any action to accelerate or delay the payment of any benefits under this Agreement in any manner that would not be in compliance with the Section 409A Regulations.

13.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

13.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

14. Lock-Up Agreement.

The Participant hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant may not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The foregoing limitation will not apply to shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

15. Restrictions on Transfer of Shares.

At any time prior to the existence of a public market for the Shares, the Board may prohibit the Participant and any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any Shares acquired pursuant to the Award (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent for any reason, including, without limitation, (i) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; (ii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; (iii) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; (iv) if such Transfer is to be effected in a brokered transaction; (v) if such Transfer would be of less than all of the Shares then held by the shareholder and its affiliates or is to be made to more than a single transferee; or (vi) any Transfer to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly. No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement, and any such attempted disposition will be void. The Company will not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company will be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

16. Miscellaneous Provisions.

16.1 Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award will be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

16.2 Captions. Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

16.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

16.4 Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

16.5 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder must be given in writing and will be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

(b) Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 16.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 16.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature will have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 16.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 16.5(a).

16.6 Entire Agreement. The Grant Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior or contemporaneous agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest (other than as permitted by the Plan) except by means of a writing signed by the Company and Participant. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan will survive any settlement of the Award and will remain in full force and effect.

16.7 Applicable Law. This Agreement will be governed by the laws of [the Cayman Islands] as such laws are applied to agreements between [Cayman Islands]residents entered into and to be performed entirely within [the Cayman Islands].

16.8 Counterparts. The Grant Notice may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.